UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 2)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

13320-A Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (980) 474-3700

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 2.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 2 on Form 8-K/A amends (i) the Current Report on Form 8-K filed on September 14, 2015 (the “Initial Report”) by SPX Corporation (the “Company”) and (ii) the amendment to the Current Report on Form 8 K/A filed on October 1, 2015 (the “Amended Report”). In accordance with Instruction 2 to Form 8-K, the Initial Report and the Amended Report omitted certain information called for in Item 5.02(c) with respect to material terms of (i) Eugene Joseph Lowe, III’s compensation as the Company’s President and Chief Executive Officer and (ii) Scott William Sproule’s compensation as the Company’s Vice President, Chief Financial Officer and Treasurer because such compensation had not yet been determined.  This Amendment No. 2 on Form 8-K/A is filed to disclose retention equity award grants made to Messrs. Lowe and Sproule by the Company relating to their appointment.

As previously disclosed in the Initial Report, on September 8, 2015, the Board of Directors of the Company (the “Board”) appointed Mr. Lowe as President and Chief Executive Officer of the Company and Mr. Sproule as Vice President, Chief Financial Officer and Treasurer of the Company, in both cases contingent on and effective upon completion of the spin-off of SPX FLOW, Inc.  Following the spin-off of SPX FLOW, Inc., the Company disclosed in the Amended Report the material terms of certain compensatory arrangements for Messrs. Lowe and Sproule that were approved by the Company’s board of directors (the “Board”) and the compensation committee of the Board, respectively, on September 28, 2015.

On October 13, 2015, Mr. Lowe was granted stock options with respect to 332,673 shares of Company common stock and 101,133 restricted stock units that settle in shares of Company common stock (“RSUs”) and Mr. Sproule was granted stock options with respect to 83,168 shares of Company common stock and 25,283 RSUs.  The stock options and RSUs were granted pursuant to the terms of the Company’s 2002 Stock Compensation Plan and they vest, subject to continued employment, on the third anniversary of the date of grant.  The stock options expire on the tenth anniversary of the date of grant (unless the stock options terminate earlier by their terms).  The other material terms of the stock options and RSUs granted to Messrs. Lowe and Sproule are substantially consistent with the Company’s recent grants of stock options and time-based RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: October 19, 2015	By:	/s/ John W. Nurkin
John W. Nurkin
Vice President, Secretary
and General Counsel